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                                                                    EXHIBIT 23.4


                         INDEPENDENT AUDITORS' CONSENT


The Partners
Sun Paging Communications:


    We consent to the incorporation by reference in the registration statement (No. 333-13907) on Form S-3 of ProNet Inc. of our report dated May 24, 1995, except for note 5 which was as of July 26, 1995, with respect to the balance sheets of Sun Paging Communications (a Joint Venture) as of December 31, 1994 and 1993, and the related statements of operations, partners' equity, and cash flows for the year ended December 31, 1994 and the period August 6, 1993 (inception) to December 31, 1993, which report appears in the Form 8-K of ProNet Inc. dated January 16, 1996, and to the reference to our firm under the heading "Experts" in the prospectus.



                                              /s/ KPMG PEAT MARWICK LLP
                                      ------------------------------------------
                                                KPMG Peat Marwick LLP

Des Moines, Iowa
November 12, 1996